UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 31, 2006
Renal Care Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27640 (Commission File Number)	62-1622383 (I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 600, Nashville, Tennessee (Address of Principal Executive Offices)	37203 (Zip Code)
(615) 345-5500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
     Thomas A. Lowery, M.D. (“Dr. Lowery”) is a director of Renal Care Group, Inc. (the “Company”) and a member of Tyler Nephrology Associates, P.A. (“Tyler Nephrology”), a practice group consisting of ten nephrologists. As previously disclosed in the Company’s proxy statement for its 2005 annual meeting of shareholders (the “2005 Proxy Statement”), one of the Company’s subsidiaries, Renal Care Group Texas, Inc. (“RCG Texas”) entered into a Medical Director Services Agreement with Tyler Nephrology effective as of February 12, 2003 (the “Texas MDSA”) and as amended by Amendment Number 1 dated March 1, 2004, pursuant to which Tyler Nephrology provides medical director services for certain of RCG Texas’ dialysis facilities. On February 1, 2006, RCG Texas and Tyler Nephrology entered into Amendment Number 2 to the Texas MDSA pursuant to which the initial term was extended to December 31, 2015 for two facilities and to February 12, 2010 for the other facilities covered by the Texas MDSA.
     Stephen D. McMurray, M.D. (“Dr. McMurray”) is a director of the Company and a member of Indiana Dialysis Management, P.C. (“Indiana Dialysis”), a division of Indiana Medical Associates which is a multi-specialty practice group. As previously disclosed in the 2005 Proxy Statement, one of the Company’s subsidiaries, RCG Indiana, L.L.C. (“RCG Indiana”) entered into a Medical Director Services Agreement with Indiana Dialysis, dated February 12, 1996 (the “Indiana MDSA”) and as amended by Amendment Number 1 dated January 1, 1999 and Amendment Number 2 dated February 12, 2002, pursuant to which Indiana Dialysis provided medical director services for certain of RCG Indiana’s dialysis facilities located in and near Ft. Wayne, Indiana. On January 31, 2006, RCG Indiana and Indiana Dialysis entered into Amendment Number 3 to the Indiana MDSA pursuant to which the initial term was extended to December 31, 2015 for all facilities covered by the Indiana MDSA. In addition, effective as of January 1, 2006, Amendment Number 3 amended the annual compensation to Indiana Dialysis under the Indiana MDSA to $650,000 payable in substantially equal monthly installments. Furthermore, Amendment Number 3 amended the duration of Indiana Dialysis’ noncompete covenant from two (2) to three (3) years following termination of the Indiana MDSA. In consideration of Indiana Dialysis’ and each of its physician members’ execution of Amendment Number 3 and their covenants and agreements pursuant thereto, RCG Indiana agreed to pay Indiana Dialysis a signing bonus of $1,560,000.
     In addition, as previously disclosed in the 2005 Proxy Statement, RCG Indiana and Indiana Dialysis formed two joint ventures in 2001, Maumee Dialysis Services, LLC (“Maumee Dialysis”) and Three Rivers Dialysis Services, LLC (“Three Rivers Dialysis”). Each of Maumee Dialysis and Three Rivers Dialysis owns and operates one dialysis center in or near Fort Wayne, Indiana. On January 31, 2006, RCG Indiana entered into a Membership Interest Purchase Agreement (the “Maumee Purchase Agreement”) with Maumee Dialysis, Indiana Dialysis and the shareholders of Indiana Dialysis pursuant to which Indiana Dialysis sold its 30% membership interest in Maumee Dialysis to RCG Indiana. In consideration for the sale of its membership interest, Indiana Dialysis received a payment of $1,106,978 from RCG Indiana. On January 31, 2006, RCG Indiana entered into a Membership Interest Purchase Agreement (the “Three Rivers Purchase Agreement”) with Three Rivers Dialysis, Indiana Dialysis and the shareholders of Indiana Dialysis pursuant to which Indiana Dialysis sold its 40% membership interest in Three Rivers Dialysis to RCG Indiana. In consideration for the sale of its membership interest, Indiana Dialysis received a payment of $1,035,447 from RCG Indiana. Furthermore, Indiana Dialysis and its shareholders agreed pursuant to each of the Maumee Purchase Agreement and the Three Rivers Purchase Agreement to a non-competition covenant for a period of 10 years following the effective date of each purchase agreement and covering a territory consisting of a geographic area within a 75-mile radius of each dialysis facility owned by either Maumee Dialysis or Three Rivers Dialysis, as applicable.
     The Company believes that the terms of each of the Texas MDSA, Indiana MDSA, Maumee Purchase Agreement and Three Rivers Purchase Agreement (collectively the “Agreements”) were determined by arm’s length negotiations between the parties, with neither of Dr. Lowery or Dr. McMurray taking part in the Company’s review or negotiation of the Agreements related to Tyler Nephrology or Indiana Dialysis, respectively. In addition, the Agreements were reviewed and approved by the Company’s audit committee, acting on behalf of the full board of directors, with neither of Dr. Lowery or Dr. McMurray taking part in the deliberations related to Tyler Nephrology or Indiana Dialysis, respectively.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAL CARE GROUP, INC.
By:	/s/ David M. Dill
David M. Dill
Executive Vice President and Chief Financial Officer

Dated: February 2, 2006